EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Longwen Group Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form 10 Amendment No. 1 of our report dated June 10, 2022, relating to the financial statements of Longwen Group Corp., which is included in the Registration Statement on the Form 10/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

August 4, 2022